EXHIBIT 10.2

Bionexus Gene Lab Corporation

Bionexus Gene Lab Sdn Bhd

203 S Main Street STE 3000, Wyoming 82801, USA Tel: +60122126512

10-2, Tower B, Vertical Business Suite II, Avenue 3, Bangsar South,

8 Jalan Kerinchi

59200 Kuala Lumpur, Malaysia Tel: 03-74940760

Date: August 15, 2023

Mr. Tan Lee Su-Leng, Sam

C2-2-8 Megan Phoenix

Off Jalan Cheras

Kuala Lumpur

Malaysia

Dear Mr. Tan

Chief Operating Officer

Thank you for accepting our invitation to be the Chief Operating Officer (COO) of the company.

1. Authority and Power During Employment Period.

i. During the term of this Agreement, the COO shall serve as the Chief Operating Officer for the Company and shall have general executive operating supervision over the operation department of the Company, its subsidiaries and divisions, subject to the guidelines and direction of the Board of Directors of the Company;

ii. Throughout the term of the Agreement, the COO shall devote attention to the business and affairs of the Company consistent with the COO’s position with the Company; as agreed with the Executive Management.

iii. The Term of employment hereunder will commence on the date as set forth above and terminate two (2) years from the Effective Date, and such term shall automatically be extended for a one (1) year term thereafter at the request of the Company. For purposes of this Agreement, the Term (the “Term”) shall include the initial term and all renewals thereof.

2. Compensation and Benefits.

i. The COO is renumerated at two thousand dollars (US$2,000) per month;

ii. During the Term of employment, the COO shall be entitled to receive proper reimbursement for all reasonable, out-of-pocket expenses incurred by the COO in accordance with the practice established by the Company for its senior executive officers in performing services hereunder, provided the COO properly accounts therefore.

iii. The compensation will be reviewed in the appropriate periods, the first of which falls 3 months after the date of appointment, and at the achievement of major milestones set by the Executive Management.

3. Termination

i. The COO shall continue to receive renumeration only for the period ending month after the date of such termination. Any rights and benefits the COO may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs;

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ii. The Company or the COO may terminate the employment for whatever reason it deems appropriate upon giving one (1) month’s prior written notice. During such one (1) month period, the COO shall continue to perform the COO’s duties pursuant to this Agreement, and the Company shall continue to compensate the COO in accordance with this Agreement;

4. Covenant Not to Compete and Non-Disclosure of Information.

The COO acknowledges and recognizes the highly competitive nature of the Company’s business and the goodwill, continued patronage, and specifically the names and addresses of the Company’s Clients constitute a substantial asset of the Company having been acquired through considerable time, money and effort. Accordingly, in consideration of the execution of this Agreement, in the event the COO’s employment is terminated except a termination in good standing, then the COO agrees to the following:

i. That during the Restricted Period of 24 months and the COO will not, individually or in conjunction with others, directly or indirectly, engage in any Competitive Business Activities whether as an officer, director, proprietor, employer, partner, independent contractor, investor (other than as a holder solely as an investment of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor or agent.

ii. That during the Restricted Period and the COO will not, directly or indirectly, compete with the Company by soliciting, inducing or influencing any of the Company’s Clients which have a business relationship with the Company at the time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company. The COO will not use or disclose any Proprietary Information of the Company for the COO’s own purposes or for the benefit of any entity engaged in Competitive Business Activities. As used herein, the term “Proprietary Information” shall mean trade secrets or confidential proprietary information of the Company which are material to the conduct of the business of the Company. No information can be considered Proprietary Information unless the same is a unique process or method material to the conduct of Company’s Business, or is a customer list or similar list of persons engaged in business activities with Company, or if the same is otherwise in the public domain or is required to be disclosed by order of any court or by reason of any statute, law, rule, regulation, ordinance or other governmental requirement. Executive further agrees that in the event his employment is terminated, all Documents in his possession at the time of his termination shall be returned to the Company at the Company’s principal place of business.

iii. “Documents” shall mean all original written, recorded, or graphic matters whatsoever, and any and all copies thereof, including, but not limited to papers; books; records; tangible things; correspondence; communications; telex messages; memoranda; work-papers; reports; affidavits; statements; summaries; analyses; evaluations; client records and information; agreements; agendas; advertisements; instructions; charges; manuals; brochures; publications; directories; industry lists; schedules; price lists; client lists; statistical records; training manuals; computer printouts; books of account, records and invoices reflecting business operations; all things similar to any of the foregoing however denominated. In all cases where originals are not available, the term “Documents” shall also mean identical copies of original documents or non-identical copies thereof.

iv. The “Company’s Clients” shall be deemed to be any partnerships, corporations, professional associations or other business organizations for whom the Company has performed Business Activities.

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5. Withholding.

Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the COO shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Company may accept other arrangements pursuant to which it is satisfied that such tax and other payroll obligations will be satisfied in a manner complying with applicable law or regulation.

6. Notices.

Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier, to the COO’s last place of business or residence as shown on the records of the Company, or in the case of the Company to its principal office as set forth in the first paragraph of this Agreement, or at such other place asit may designate.

7. Governing Law.

This Agreement shall become valid when executed and accepted by Company. The parties agree that it shall be deemed made and entered into in the State of Wyoming and shall be governed and construed under and in accordance with the laws of the State of Wyoming. Anything in this Agreement to the contrary notwithstanding, the COO shall conduct her business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the COO is located.

8. Severability.

The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

9. Construction.

This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

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THE COO ACKNOWLEDGES THAT HE HAS READ THIS ENTIRE AGREEMENT, HAS HAD THE OPPORTUNITY TO DISCUSS THIS WITH HIS COUNSEL AND FURTHER ACKNOWLEDGES THAT HE UNDERSTANDS THE RESTRICTIONS, TERMS AND CONDITIONS IMPOSED UPON THE CFO BY THIS AGREEMENT AND UNDERSTANDS THAT THESE RESTRICTIONS, TERMS AND CONDITIONS MAY BE BINDING UPON THE COO DURING AND AFTER TERMINATION OF THE EMPLOYMENT OF THE COO

Yours faithfully

Chief Executive Officer

Date: August 15, 2023

I, Tan Lee Su-Leng, Sam,

the undersigned, accept the appointment and

agree to the terms as stated above.

Date: August 15, 2023

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